Exhibit 10.19

SOFR Revolving Facility Agreement	or any branch to which these facilities are transferred	Branch: Al-Jweideh

Facility No. / ........…………: Customer ID: .................................. Agreement Date: / /

Party One: ))Housing Bank for Trade and Finance(( ))the Bank (( Represented by: 1 - …………………………………………… -2 ..........................................................
Party Two: ))Borrower(s((	Proof of Identity Document
	Type	Number	Place and Date of Issuance
Jerash Garment and Fashion Manufacturing Company LLC	Company Information Register	200058338	Ministry of Industry and Trade 11/26/2000
Group 3 (Guarantors)

The parties mentioned above have agreed and accepted the following:

1	The amount of the revolving credit facility granted to the Second Party by the First Party and guaranteed by the Third Party shall be: (14,000,000) U.S. dollars (fourteen million U.S. dollars only).

2	This facility is used to finance purchases and sales pertaining to the second group. The borrower undertakes to use this facility for this purpose and bears sole responsibility for using this facility for other purposes other purposes. This facility authorizes the borrower to reuse the amounts repaid from the principal of this facility, subject to the facility’s limit, and the borrower is not entitled to draw from this facility except for this purpose.

3	As security for the facility granted, its overdrafts, interest, and fees, the Borrower/Guarantor pledges the following collateral in favor of the Bank:

●	Mortgage of Plot No. (1326) in the Abu Suwana Basin (No. 3) in the Al-Raqim area / South Amman First-Class Lands in favor of the First Team in the amount of (5,500,000) (dinars) only five million five hundred thousand dinars (as security for all facilities granted to the Second Party, including interest, commissions, and until full repayment).

The Borrower/Guarantor agrees that this pledge shall serve as security for the facilities granted to the Borrower or to be granted in the future, whether in the form of an overdraft account and/or a demand account, or any type of loan or advance, and/or discounted bills, and/or guarantees and/or documentary credits and/or acceptances and/or letters of guarantee and/or credit cards and any other banking facilities, and secures any extension or renewal of the foregoing.

4	A-	The second party agrees that the outstanding loan balance shall bear interest at a rate of 6-month SOFR plus a margin of 2.5%, with a minimum of 4% per annum, calculated on the outstanding balance. The daily interest on the loan is recorded in the account on the interest due date, and the higher of the face value or the balance is subject to a commitment fee of ( - )% per annum, payable in advance in accordance with the bank’s instructions. Interest and fees accruing on the loan pursuant to the bank’s records and accounts are considered an integral part of the loan.

B.	Interest and fees shall be paid monthly.

5	a.	The term of this facility is indefinite and is reviewed for renewal on December 1 of each year. b. Sales financing:

1.	The credit line is used exclusively to finance incoming credits and outgoing bills issued through the first team (pre-shipment).

2.	Financing of 90% of the value of the received letter of credit or issued bill of exchange, provided that the financing is used to issue letters of credit (at sight + 120-day deferred) and money orders and checks to second-tier suppliers, supported by invoices and claims.

3.	Each financing transaction is repaid in full within a maximum of 6 months, either in installments or in a single payment.

4.	The incoming letter of credit must be supported, and the transaction must be conducted with the first party.

5.	Waiver of appropriations funded through the ceiling.

Contract System 37 (2020/3)	1

c.	Allow Team Two to utilize the credit line to finance its purchases under the following conditions:

1.	Financing 75% of purchase orders received from Team Two’s clients.

2.	: Authorize the issuance and financing of letters of credit (sight/120-day deferred) and the guarantee and financing of incoming bills of exchange (sight/120-day deferred). 3. Require a cash deposit of 2.5% for letters of credit (deferred + sight).

5.	Financing for credit lines and letters of credit shall be at a rate of 97.5%, provided that financing for purchase orders does not exceed 75%. .5 Each financing transaction shall be repaid in six equal monthly installments from the date of financing or in a single lump sum after six months.

6.	: Transfer the sales proceeds from Team 2 customers whose purchase orders are financed pursuant to a letter or email to Team 2’s account, on a general and ongoing basis.

7.	Provide Team One with a letter/email from Team Two regarding its customers for whom purchase orders are to be financed, for the purpose of transferring the proceeds of all sales to Team Two’s bank account on a general and permanent basis.

8.	Incoming purchase orders (Order Purchases) must not be older than 3 months from the date of financing.

9.	Commissions for letters of credit and collection bills shall be as follows: (Commission for issuing letters of credit and settling bills) 0.25% per period / (Withdrawal commission) 0.25% per period, i.e., 1% annually / (Bill guarantee commission) 1% annually.

(h)	The utilized balance of the revolving credit line, credit facilities, and letters of credit shall not exceed (14,000,000) U.S. dollars (fourteen million U.S. dollars only) at any time.

6	A.	The first party shall, depending on the type of currency, open the secured account and maintain it in the name of the second party, which shall be responsible for it at the time of settlement of payments, installments, and the amounts due for the interest owed and its installments In addition to details of any amounts owed by the second party, and that the cash, personal, or in-kind guarantees secured for the second party’s obligations shall remain in effect and secure such obligations, notwithstanding their deposit in any account in the name of the second party, regardless of its type.

B.	The account described in paragraph (A) of this Article shall be the final reference for determining the amounts owed by the Second/Third Party and required to be paid by them, and the Second/Third Party shall waive their right to challenge the bank’s records and entries, which shall be considered conclusive evidence against them.

7	Upon the signing of this Agreement, the fulfillment of its terms and conditions, and the opening of the account in the name of the Second Party, the credit facility granted to the Second Party shall become available for use by the Second Party in accordance with the terms and conditions of this Agreement.

8	In the event that the Second Party requests the cancellation of the entire facility or any part thereof after the signing of this Agreement, it shall be obligated to pay a commission of 2% of the amount to be canceled to cover the expenses incurred in arranging and negotiating this facility and terminating the Agreement.

9	In the event that the arrangement or any portion thereof, including interest, commissions, and other expenses, becomes due and remains unpaid, the second/third party shall be obligated to pay the first party a late payment penalty at a rate of 15% of the value The amounts due include interest and any fees applicable to the facilities; partial months shall be considered full months for the purposes of calculating late payment interest until full payment is made, without prejudice to the Bank’s right to take all legal measures it deems appropriate to recover its debt and enforce its rights in full.

Contract System 37 (2020/3)	2

10	The Lender shall have the right to review the continuation of these facilities on December 1 of each year and shall have the right, at its sole discretion, to suspend these facilities and terminate this Agreement at any time without stating the reasons therefor and without regard to the term of the facilities, and to deem such facilities immediately due and payable and require the Borrower and the Guarantor to repay all amounts owed, together with interest, commissions, or any other expenses due.

11	The second and third parties, jointly and severally, undertake to pay their obligations, including interest, commissions, and any expenses, which shall be deemed an integral part of the principal debt, and they authorize the second party First, by debiting the amount from the facility account and/or any other account held with the Bank or any of its branches (whether such account is already open or opened specifically for this purpose) (These expenses include, but are not limited to, stamp, postage, and transportation costs; telephone, telegram, and fax charges; currency exchange differences; all other commissions, fees, and penalties of any kind; all other bank charges; attorneys’ fees regardless of the venue of the case; and all court costs of any kind related to the facility, directly or indirectly, to which the interest rates and commissions applicable to the facility shall apply.

12	The first party shall be entitled to offset balances between the accounts of the second and third parties and/or to transfer balances from one account to another, including the transfer of the total credit facility to The right to set off and/or withhold any amount due or to become due to them, whether held by the First Party or by any other person, until their rights are satisfied; the signature of the Second and Third Parties on this Agreement shall be deemed to constitute prior authorization for the First Party to take such actions at any time it deems appropriate, provided that all cash and/or real estate and/or in-kind and/or personal guarantees to facilitate payment shall remain in effect as is until full payment is made.

13	The consent of Party A to allow Party B to exceed the credit limit specified in this Agreement does not constitute a vested right for Party B to continue such excess. Party B undertakes to repay the amount of the excess, along with interest, commissions, and expenses, as soon as the first party demands payment from the second party, without the need for prior notice or notification; and the third party’s joint and several guarantee shall be deemed to cover the excess over The credit limit granted to the Second Party; the Third Party hereby authorizes the First Party in advance, without the need to notify or consult the Third Party, to grant any credit exceeding the credit limit to the Second Party, and any such excess shall be subject to the provisions of this Agreement.

14	The borrower and the guarantor acknowledge and agree that the bank’s books and accounts shall be conclusive evidence of the amounts due or to become due from them to the bank under this facility, together with any interest, commissions, and expenses thereon, and they declare that the bank’s entries and accounts are final and binding upon them, and each of them agrees to regard letters, telegrams, telexes, microfilms, computer printouts, photocopies, faxes, and emails provided by the Bank regarding its files, records, entries, books, and accounts as legal means of proof and as conclusive evidence of the accuracy of their contents, and they further waive in advance any legal right that would permit them to request the production and/ or audit the Bank’s accounts and records by any court, and they waive their right to request the production of the Bank’s books, records, or any documents, copies, printouts, microfilms, telexes, or faxes pertaining to the Bank in connection with the facility granted before any authority whatsoever.

15	The Second Party and the Third Party acknowledge that any request, notice, or communication that the First Party wishes to serve upon them or either of them regarding any matter related to this facility shall be deemed to have been served upon them or either of them if sent by regular mail, delivered by hand, or sent by fax, telex, or email to the address selected by each of them as set forth in this Agreement or to the last address known to the Bank.

16	The Second Party undertakes to transfer to the First Party all its receivables and proceeds from projects funded by the First Party, provided that the transfer is notarized by a notary public; the First Party shall have full discretion to consider these receivables and proceeds as full or partial payment of the facility or any other obligations owed by the Second Party.

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17	The Second and Third Parties acknowledge and agree that all of their movable and immovable property owned by them is free from any dispute and/or counterclaim, and that they are not subject to any lien, security interest, or mortgage that diminishes or impairs the value of the security provided in favor of the First Party. They also acknowledge that such assets are free from any obligations and third-party rights, except as expressly permitted, including financial and commercial assets, shares and their derivatives, precious metals, goods, and any other rights and/or assets belonging to them that are in the possession of the First Party, delivered to it, or deposited with it, as security and guarantee for the payment of all obligations incurred by the Second Party toward the First Party without the need for a specific acknowledgment thereof, whereby the First Party shall be entitled to collect such funds and record their value or proceeds in favor of the facility as payment of the debt, interest, and commissions.

18	and expenses incurred by it and payable by the Second and Third Parties, and they shall not be entitled under any circumstances to claim from the First Party any compensation, loss or damage that may arise.

The Second Party authorises the First Party, upon receipt of the documents relating to the credits and their verification and confirmation of compliance with the credit terms,to transfer the documents to a clearance company selected by the First Party and/or the Second Party for the purposes of clearing the goods under the letter of credit and depositing them in the name of the Housing Bank for Trade and Finance at the Housing Bank for Trade and Finance’s bond and/or any other bond approved by the First Party.

19	The Second Party agrees to pledge the goods covered by the documentary credits as a possessory pledge in favour of the First Party, and the Second Party hereby acknowledges, under this contract, the creation of a possessory pledge in favour of the First Party in the legal sense over the goods covered by the credits as security for the repayment of the facility and all its ancillary costs, including interest, commissions and expenses. The Second Party further acknowledges that these goods are owned by it free from any disputes, objections or claims by any third party.

20	The Second Party shall be entitled, with the consent of the First Party, to withdraw the goods stored in the bonded warehouse either in instalments or in full, provided that the value of the goods withdrawn and the resulting interest and commissions are paid into the account of this facility granted for this purpose prior to delivery.

21	The Second Party shall bear the storage costs and fees incurred in respect of the goods stored in the bonded warehouse, as well as any customs duties and/or any other fees or taxes of whatever nature that may be levied on the goods.

22	The Second and Third Parties each confirm the accuracy of the following facts:

a.	That they have the authority to enter into this agreement and are authorized to exercise all rights and fulfill all obligations set forth herein, and that they have taken all necessary steps to arrange, sign, and execute it.

b.	That he has not and will not breach or renounce any of his obligations under any contract to which he is a party, and that there are no pending lawsuits in court or arbitration proceedings that could threaten his existence or his assets or have negative consequences for its business or assets.

c.	That it will not enter into any obligations that would affect its obligations under this Agreement or impair its ability to fulfill the obligations arising therefrom or imposed upon it thereunder.

d.	That it is not necessary for the legality, validity, or enforceability of this Agreement, or for its presentation as legally admissible evidence in any legal proceedings, to be registered with any authority or agency in the Hashemite Kingdom of.

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23	Each borrower and guarantor hereby undertakes, from the date of signing this agreement until the full repayment of their obligations regarding the principal, interest, or fees of the facility, to comply with the following:

a.	To use the facility exclusively for the purposes for which it was granted.

b.	Not to make any changes to their fundamental circumstances without the knowledge and prior written consent of the Lender.

c.	To preserve his movable and immovable assets throughout the term of this Agreement and to maintain them in good condition; the Borrower shall bear all costs and expenses incurred by the Lender prior to or after the granting of this facility for the inspection and monitoring of his assets.

d.	That he shall not breach or waive his obligations under any agreement to which he is a party.

e.	Payment of the stamp duties arising from this Agreement.

f:	To pay all fees, taxes, and returns of any kind that are due or will become due on the (Borrower’s) assets to any government or private entity throughout the term of this Agreement

g.	Not to encumber any of its assets with a lien or obtain any other financing facility without the prior written consent of the Lender; any lien or financing agreement entered into or created by the Borrower in violation of this provision shall be deemed a breach of this Agreement.

h:	To use any cash surpluses resulting from better-than-expected cash flow to reduce the facility.

i.	Not to merge in any form with or into any company, or to change its legal status, or to amend its articles of association, memorandum of association, or authorized signatories, or to make any other changes to its legal status for any reason whatsoever, except with the prior written consent of the First Team.

24	A.	It is agreed that all deposit accounts and other accounts opened by the borrower and/ or the guarantor with the Bank or with any branch of the Housing Bank for Trade and Finance, and all amounts in these accounts, shall be pledged in favor of the Bank as security for it, and that the Bank is authorized by the Borrower and the Guarantor to debit any amounts at any time from those accounts to settle the amounts owed by the Borrower under this Agreement. This authorization entitles the Bank to exercise the aforementioned right repeatedly and on multiple occasions without the need to obtain the prior consent of the borrower and the guarantor or either of them.

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B.	All accounts opened in the name of the borrower and/or guarantor, or that may be opened in the future, with the Bank or any branch of the Housing Bank for Trade and Finance in any currency These accounts are mutually guaranteed, such that the Bank is entitled to withhold the credit balance of any of these accounts from the borrower and/or guarantor until the debit balance of the account subject to this Agreement or any other account in debt has been repaid. The Bank may deduct the credit balance in any account to settle the debit balance of the account subject to this Agreement or the debit balance of any other account. The Bank is also entitled to consolidate or merge all or any of the borrower’s or guarantor’s open accounts into a single account or to offset the debit and credit balances attributable to them.

C.	The Borrower and the Guarantor authorize the Bank to credit to the account all amounts held in deposit and/or pledged and/or provided by them or either of them as cash collateral for banking facilities without the need to obtain further consent from the Borrower and/or the Guarantor, and the Bank shall have the absolute right to refuse any withdrawal from the aforementioned amounts until the facilities covered by this Agreement have been repaid in full.

25	A.	If this agreement is signed by more than one person acting as a borrower or guarantor, all signatories shall be jointly and severally liable to the bank, individually and collectively, for the repayment of the amounts owed to the Bank under this Agreement.

(b)	Since this agreement consists of several pages, the parties’ signature on the last page shall be deemed to constitute a signature on all pages thereof, and neither the borrower nor the guarantor shall be entitled to contest any page of this agreement on the grounds that it was not signed.

(c)	The signature of the Borrower and the Guarantor on this Agreement shall constitute a power of attorney, consent, waiver, and delegation by them and by each of them in all cases where the text of any provision of this Agreement refers to consent, power of attorney, transfer, or waiver.

26	The Second Party and the Third Party agree to consider the Facility immediately due and payable and/or the First Party’s right to cease payment of undisbursed amounts and reduce the nominal value of the Facility and/or subject

The maximum interest and commission rates shall apply if either or both parties commit any of the following violations: -

a-	Using all or part of the facility for purposes other than those for which it was granted, or

b.	Failure to pay any installment of the financing transaction, any amount due on its due date, or any interest amount, or.

c.	Providing any incorrect information and/or concealing any information when applying for the facility, or.

d.	Failure to preserve the various types and forms of collateral provided as security for the First Party’s debt; or

e.	Failure to notify the First Party in writing of any damage or loss to the collateral pledged or reserved in its favor and provided as security for its debt within one week at the latest from the date of such damage or loss; or

f.	Breach of any term or provision of this Agreement and/or the First Party’s applicable instructions, or.

g.	Failure by the borrower or guarantor to fulfill any financial obligations that may arise for either of them with the Housing Bank for Trade and Finance or with a third party.

h.	In the event that the mortgage is released, in whole or in part, from the mortgaged collateral for the purpose of selling it to recover its value and reduce the obligations of the second party, and the sale is not executed for any reason whatsoever.

The mere occurrence of any of the above violations, or knowledge thereof, entitles the First Party to take any action it deems appropriate to enforce its rights without the need to issue a warning or notice thereof.

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27	The Second Party and the Third Party acknowledge that they have reviewed the Bank’s instructions and regulations and agree to comply with all the terms, covenants, and obligations contained therein and in this Agreement; furthermore, they agree to be bound by any amendments made to the aforementioned instructions and regulations.

28	The Second and Third Parties agree to the jurisdiction and competence of the General Court to hear any dispute, controversy, or claim arising out of or relating to this Agreement, as they agree in advance to the selection of the to any court to hear any dispute, claim, or demand arising from this Agreement, and they waive in advance their right to object to the jurisdiction and competence of the court chosen by the first party, and that the law governing this Agreement is Jordanian law.

29	A.	The Third Party guarantees, jointly and severally, the Second Party under this Agreement and any amendments thereto, for the full repayment of the Facility, its interest, commissions, and any expenses that arise therefrom. This is an absolute joint and several guarantee, unrestricted by any condition, covering any extension, overrun, amendment, or rescheduling of this facility or any other amendments approved by the First Party based on The second party requested in writing (without the need to sign an addendum to the facilitation agreement). Furthermore, the third party hereby authorizes the first party in advance, without any reservation and without the need for a signature or consent, to carry out any extension, overrun, rescheduling, or amendment requested by the second party and approved by the first party, even if it is found that the second party lacked legal capacity prior to signing the agreement or lost it thereafter, or or exceeded the limits of its authority to borrow, as well as if the Second Party is a company and its articles of incorporation, bylaws, name, or partners have been changed, in which case the Third Party’s liability shall remain in full force and effect and its obligation to the First Party shall remain outstanding until the full and complete repayment of all its obligations and the current and future obligations of the Second Party.

B.	The Third Party acknowledges that this joint and several guarantee is also considered an additional, independent, and separate guarantee and cannot be affected by any other insurance, guarantees, or sureties currently held by the First Party or that it may obtain from or on behalf of the Borrower, and the Guarantor considers itself bound by this guarantee permanently and continuously, notwithstanding anyamount paid to the First Party

c.	For the purposes of this Agreement, the guarantor shall be deemed a principal debtor; therefore, the guarantor’s liability shall not be discharged for any reason whatsoever unless all obligations owed by the borrower to the Bank have been paid in full.

d.	The guarantor forfeits the right to claim discharge if it becomes impossible for him to subrogate the bank’s rights, whether due to an act by the bank or for any other reason.

(e)	The guarantor agrees that the Bank shall not be bound by any legal provision requiring the Bank to sue the borrower before suing the guarantor, and the guarantor hereby waives in advance the right to sue the borrower before the Bank sues the guarantor.

(f)	If the guarantor’s guarantee terminates for any reason, the guarantor’s liability to the Bank for all of the borrower’s obligations shall remain in full force and effect as of the date of termination of the guarantee. Such obligations shall be deemed a net debt due and payable, and the Bank shall be entitled to demand immediate payment from the guarantor, including taking the necessary legal measures to secure such payment.

(g)	It is agreed that the Bank shall be entitled to continue its dealings with the Borrower under this Agreement notwithstanding the termination of the Guarantor’s guarantee; in such a case, any amounts credited to the Borrower’s account shall not constitute repayment of the Guarantor’s debt, Under all circumstances, the guarantor shall not be released from liability as a result of any payments made to the account after the expiration of the guarantee or as a result of the Bank obtaining any guarantees from any kind, whether from the borrower or on his behalf.

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30	The bank calculates interest on amounts credited to the borrower as of the date of crediting or the due date, whichever comes first. For the purposes of calculating the pricing instrument, the historical lookback method is applied (one day for loans with equal installments, calculated for the period preceding the interest period, and applied in advance(, and for five days for loans with unequal installments) to determine the interest rate. As for amounts recorded for the borrower, interest is not charged on them until the due date, in accordance with the Bank’s instructions.

31	If the account balance becomes a credit balance, the Bank shall not be required to pay interest to the borrower for as long as the balance remains a credit balance.

32	The bank is entitled at any time to open one or more sub-accounts for the borrower in order to designate the sub-account for a specific project or a specific banking transaction; the bank is also entitled to close the sub-account at any time and transfer any balance therein to the main account.

33	This agreement does not grant the borrower an absolute right to use the full amount of the facility, and the bank reserves the right at any time to refuse to accept or disburse any withdrawal from this facility.

34	The Bank shall be entitled at any time, whether it has filed a lawsuit against the borrower, the guarantor, or both, during the proceedings, before or after the judgment is rendered, to sell any movable or immovable property pledged or secured as collateral for this facility, as well as any other property it is permitted to sell, and the Bank shall credit the proceeds of the sale to the account. Both the borrower and the guarantor hereby declare that they irrevocably and unconditionally waive in advance any legal or contractual right that would permit either or both of them to object to the sale or request its suspension until a final judgment is issued against them or against either of them, The Bank shall be entitled, while enforcing its rights against the movable and immovable property belonging to the Borrower or the Guarantor, to bring an action in court against the Borrower and the Guarantor, and both the Borrower and the Guarantor hereby waive in advance any right that would permit them to challenge or object to the filing of such actions.

35	It is agreed that, for as long as this agreement remains in effect and until all amounts owed to the bank have been paid in full, the bank shall have a commercial lien and a general lien on the funds belonging to the borrower and/or the guarantor, including sums of money, goods, bonds, commercial and financial shares, and precious metals, whether in the form of coins or otherwise, which are at any time in the possession of the Bank, under its protection or authority, or delivered to it, deposited, or registered in the name of either or both of them, as security for any amounts or obligations due or arising now or that may become due or arise in the future on the part of the borrower, ) For the purposes of this paragraph, the term “Bank” includes the branches of the Housing Bank for Trade and Finance . Accordingly, both the Borrower and the Guarantor authorize the Bank to dispose of all or part of the aforementioned funds or to sell them in the manner it deems appropriate and at the price it deems appropriate, without the need for prior notice or warning and without consulting the Borrower or or the guarantor to obtain their prior consent or the consent of either of them, and without applying to the courts for permission or an order to sell, and the Bank shall credit the proceeds of the sale to the account.

36	In addition to the powers and rights of the Bank set forth in this Agreement, the Bank shall be entitled to and may exercise any rights and/or powers granted to it by law and banking and commercial customs and its instructions.

37	If at any time any provision of this Agreement is found to be in violation of one or more legal provisions, such violation shall not invalidate the remaining provisions of the Agreement, and the Agreement shall remain in full force and effect as if the violation had not occurred.

38	The Borrower and the Guarantor hereby declare that they irrevocably and unconditionally waive, in favor of the Bank, the exercise of all rights and defenses that they would otherwise be entitled to exercise against the Bank.

39	This agreement shall be deemed valid and binding, with no defect therein, in all or any of the following cases:

a.	If the Bank agrees to enter into this Agreement solely between itself and the Borrower without the Guarantor, even if the Guarantor’s name is mentioned in the preamble without the Guarantor’s signature; in such a case, the provisions of this Agreement regarding the Guarantor shall not apply, and the Guarantor’s failure to sign shall be deemed the Bank’s consent to the Agreement without a Guarantor.

(b)	If the preamble to the agreement states that there is more than one borrower, and the number of persons signing as borrowers is fewer than the number of names listed in the preamble, the signatures shall prevail; the borrower shall be deemed to be only the person or persons who signed, and no deficiency in the signatures shall be invoked.

c.	If the preamble to the agreement states that there is more than one guarantor, and the number of persons signing as guarantors is fewer than the number of names listed in the preamble, the signatures shall prevail; the guarantor shall be deemed to be only the person who signed or only the guarantors who signed, and no deficiency in the signatures shall be invoked.

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D-	If the person who signed this agreement on behalf of the borrower or in his stead does not have the authority to sign on behalf of the borrower or to bind him to the terms of the agreement, this shall not affect the validity of the guarantor’s obligation, who voluntarily and of his own free will declares that his liability remains in full force and effect toward the bank, without the guarantor having the right to disclaim this liability for any reason whatsoever Furthermore, the signature of the person who signed the agreement on behalf of the borrower as described above remains personally binding on the bank, without prejudice to the bank’s interests or detracting from its right to seek recourse against the borrower on whose behalf or in whose place the signature was made.

(e)	If the person who signed this agreement on behalf of or in the name of the guarantor does not have the authority to sign on behalf of the guarantor or to bind the guarantor to the guarantee, his or her signature shall be personally binding on the bank, without prejudice to the bank’s right to seek recourse against the guarantor in whose name or on whose behalf the agreement was signed.

f.	- If there are multiple borrowers under this agreement and the obligation of any one of them is canceled or voided for any reason, this shall not affect the validity of the agreement or the obligations of the remaining borrowers. The agreement shall remain in full force and effect as if the cancellation or voiding had never occurred, and the remaining borrowers shall remain jointly and severally liable for the repayment of this facility, including interest and fees until full repayment.

g-	If there are multiple guarantors under this agreement and the obligation of any one of them is canceled or voided for any reason, this shall not affect the validity of the agreement or the obligations of the remaining guarantors.

The agreement shall remain in full force and effect as if the cancellation or voiding had not occurred, and the remaining guarantors shall remain jointly and severally liable for the repayment of this facility, including any accrued interest and commissions until full repayment.

40	The Bank shall have the right to verify that the Borrower allocates and uses the financing granted under this Agreement for the purpose or purposes for which it was granted, by all means it deems appropriate and sufficient, including, without limitation, the following:

and monitoring by the Bank’s specialized department. The Bank may request that the borrower provide it with any financial data and reports it deems necessary from time to time, failing which the aforementioned financing may be suspended.

41	If the borrower or guarantor is a company or a sole proprietorship, the liability of the partners or owners of the business and their guarantee shall remain in full force and effect as a permanent liability and guarantee, regardless of any change or amendment to the company’s articles of incorporation or its bylaws or partners, including the conversion of the company from one type to another, and regardless of any change in the name or owner of the business.

42	The Bank shall be entitled, at any time it deems appropriate, to assign and/or transfer its rights and/or any or some of its rights to any party it deems suitable, whether such party is a third party, a successor, or more than one party, Whether individually or collectively, and whether through an affiliated or non-affiliated entity, the Bank may, with all or some of the insurance policies secured for it, and without the need for the consent of the beneficiary, guarantor, or any other party,the lender/guarantor’s consent, provided that the transfer is valid as soon as it is concluded between the Bank and the transferee, regardless of whether they are aware of it or not. The lender and the borrower/guarantor shall be bound by all the duties, obligations, and conditions stipulated and agreed upon between the borrower/and the Bank, as the guarantor, is an original party to the agreement from the moment of its signing, within the limits of the transfer amount and its associated interest, commissions, and fees.

43	The second and third parties authorize the first party to provide any information or documents relating to the banking facilities granted to the second party to any third party legally entitled to access, request, and/or audit such information or documents.

Information regarding the automated clearing house (ACH) as the primary account auditor and/or the bank’s account auditor, and/or the exchange of information to provide the data necessary for the safety of the issuance of credit or the collection of returned checks, and/or any other actions deemed necessary by the Central Bank in relation to the safety of the banking system, including between the first account and the bank and/or the Central Bank and any other companies and/or entities approved by the Central Bank to facilitate the exchange of such information, and/or as a basis for the first party to rely on all or part of the information pertaining to the second and third parties to establish the first party’s rights in a legal dispute between it and the second and third parties regarding banking facilities.

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44	The second and third parties agree that the first party is entitled to change the currency of the loan from a foreign currency to the Jordanian dinar, to amend the repayment mechanism, and to change the account number under which the loan is managed.

Through this and by adjusting the pricing mechanism applied to the loan, and in the event of non-compliance with the second clause regarding the provision of external cash flows in foreign currency to cover the value of the installments and interest due on them for the period up to the first clausein accordance with the relevant instructions of the Central Bank of Jordan, and/or in the event that they are not the source of cash flows from outside the Kingdom, provided that the first team notifies them in writing of the amendments and changes made to the loan and the manner of its administration by the first team, The amendments referred to in this Article shall take effect from the date of issuance of the notice, and the amendment of the account number shall not affect the continuity of the loan and the debt owed by the Second Party, guaranteed by the Third Party, and shall in no way imply the expiration of the debt and/or the termination of the obligation, but rather its continuation and extension for corrective purposes in accordance with the specified conditions, without prejudice to the guarantees provided under the loan agreement and/or its addenda.

45	The Second Party and the Third Party hereby undertake, for the purpose of fulfilling their obligations under this Agreement: -

A	– The borrower chooses his place of residence in .............................................. as his legal domicile.

B	– The guarantor chooses his place of residence in .......................................................... as his domicile for legal purposes

C.	The agreement assumes the use of the electronic system .......................................................... The User acknowledges that the electronic mail address provided is valid and legally binding and agrees to receive any information and/or transactions and/or communications and/or notifications via email from the First Party.

46	The First Party shall be entitled to amend the interest rates, commissions, and margins at such time as it deems appropriate, and shall also be entitled to amend the terms of their payment, the method of their calculation, and the type of interest applicable to the facility at any time by means of a written notice sent to the Second Party; such amendment shall take effect as of the date of said notice or the date specified by the First Party, provided that even if the Second Party does not receive the notice for any reason.

47	Other Additional Terms:

1.	The Second Party undertakes the following:

A.	The budget allocated to the first team is no less than (7,000,000) U.S. dollars (exactly seven million U.S. dollars) annually.

b.	A margin of no less than twice the ceiling (i.e., US$28,000,000) (twenty-eight million U.S. dollars) from its customers’ sales proceeds into a cash security account for the first team, with the first team using the account to pay interest and installments based on the financing period of up to 6 months (, such that any amounts are released to the second team if there are no outstanding dues.) (t) All sales proceeds from Team 2’s customers, whose purchase orders are financed pursuant to a letter or email, shall be transferred to Team 2’s account on a general and permanent basis. (u) No additional borrowing or pledging of any of Team 2’s assets to any other party shall take place without the prior approval of Team 1.

c.	Profits shall not be distributed until the installments owed by Team Two have been covered.

: No change in Jerash Holding Company’s ownership interest in the borrower shall occur without the Bank’s prior consent.

The parent company’s debt (or the partner’s current drawdown) shall not be repaid until prior approval is obtained from the Lender, and the amount shall not be less than its value as of (2025)

Subordination Debt: The term of the facilities

2.	The amount of (15,940,000) dinars, or fifteen million nine hundred forty thousand dinars as security for all facilities granted to the Second Group, including interest and commissions, until full repayment, provided that the policy remains in force.

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48	This agreement consists of a preamble and (48) clauses and was drawn up in three original copies, two of which are kept by the bank, and the second party has received a copy thereof. The borrower and the guarantor declare that each of them has read this agreement before signing it, that they have clearly understood and comprehended it, that they agree to all its contents, and that they are bound by its provisions asirrevocable and non-cancellable. Based on the foregoing, this agreement was signed in …………………… on ……/……/………….

Team First (the Bank) Housing Bank for Trade and Finance	The following
The Second Party (the Borrower) Jerash Garment and Fashion Manufacturing Company LLC

In my/our capacity as authorized representative(s)

signing on behalf of Jerash Garment and Fashion Manufacturing Co. LLC, registered under No. (6434) on (11/26/2000) pursuant to the certificate dated -------/------/-------

Witnesses and guarantors: -

Name	Identification Document			Registered Address	Signature
	Type	Number	Place and Date of Issuance

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